As filed with the Securities and Exchange Commission on May 25, 2005

Registration No. 333-93269

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST- EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

XEROX CORPORATION

(Exact name of Registrant as specified in its charter)

New York	16-0468020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Long Ridge Road

P.O. Box 1600

Stamford, Connecticut 06904-1600

(Address of Principal Executive Offices) (Zip Code)

Xerox Corporation 1998 Employee Stock Option Plan

(Full Title of the Plan)

Samuel K. Lee, Esq.

Associate General Counsel, Corporate, Finance and Ventures

Xerox Corporation

800 Long Ridge Road

P.O. Box 1600

Stamford, Connecticut 06904-1600

(Name and Address of Agent for Service)

(203) 968-3000

(Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF SECURITIES

On May 20, 2004, the shareholders of Xerox Corporation (the “Registrant”) voted to approve for adoption the Xerox Corporation 2004 Performance Incentive Plan (the “2004 Plan”) to replace, among other plans, the Xerox Corporation 1998 Employee Stock Option Plan (the “Predecessor Plan”). This Post-Effective Amendment No. 1 to Registrant’s Registration Statement No. 333-93269 on Form S-8 filed with the Securities and Exchange Commission on December 21, 1999 (the “Registration Statement”) is filed to deregister an aggregate of 162,413 shares previously registered that remained available for issuance under the Predecessor Plan prior to the approval of the 2004 Plan. The 162,413 shares deregistered by this Post-Effective Amendment will be registered on a contemporaneously filed registration statement on Form S-8 for the 2004 Plan. The Registration Statement will remain in effect to cover the potential exercise of any outstanding options or awards previously granted under the Predecessor Plan.

EXHIBIT INDEX

Exhibit Number	Description
(24)(a)	— Certified Resolutions of the Board of Directors of Xerox Corporation.*

(24)(b)	— Powers of Attorney for Xerox Corporation.*

*	Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on the 25th day of May, 2005.

XEROX CORPORATION

By:	*
Anne M. Mulcahy
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 25th day of May, 2005.

Name	Capacities
* Anne M. Mulcahy	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
* Lawrence A. Zimmerman	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
* Gary R. Kabureck	Vice President and Chief Accounting Officer (Principal Accounting Officer)
* Glenn A. Britt	Director
* Richard J. Harrington	Director
* William Curt Hunter	Director
* Vernon E. Jordan, Jr.	Director
* Ralph S. Larsen	Director
* N. J. Nicholas, Jr.	Director
* Ann N. Reese	Director
* Stephen Robert	Director

*By:	/S/ SAMUEL K. LEE
Samuel K. Lee
Attorney-in-Fact